UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 24, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2015, Authentidate Holding Corp. (the “Company”) sold and issued a promissory note (the “Note”) in the aggregate principal amount of $500,000 to Lazarus Investment Partners LLLP, the beneficial owner of approximately 29.4% of the Company’s Common Stock, in a private transaction. The Note is an unsecured obligation of the Company and is not convertible into equity securities of the Company. The Note is due and payable on the first to occur of July 2, 2015 or the date on which the Company receives at least $900,000 in proceeds from equity or debt financing transactions. Interest shall accrue on the Note at the rate of 0.48% per month and the Note contains terms and events of default customary for similar transactions. In consideration of the loan, the Company and Lazarus entered into a Warrant Amendment Agreement pursuant to which the Company agreed to amend certain of the terms of the existing 6,233,636 Common Stock Purchase Warrants (the “Warrants”) currently held by Lazarus. In amending the Warrants, the Company agreed to reduce the exercise price of such Warrants to $0.25, which was $0.01 above the most recently reported closing consolidated bid price of the Company’s Common Stock prior to the execution of the transaction documents, and to extend the expiration date of the Warrants to October 25, 2019. The Warrants amended by the Warrant Amendment Agreement were issued in various transactions on or about October 13, 2010, October 13, 2011, March 14, 2012, April 11, 2012, September 28, 2012, June 11, 2013 and September 3, 2014 at exercise prices ranging between $0.88 and $2.00. The Company will use the net proceeds from the transaction for general business and working capital purposes. The description of the terms and conditions of the Note and related Warrant Amendment Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Note and the Warrant Amendment Agreement, which documents have been filed as exhibits to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Warrant Amendment Agreement is incorporated by reference into this Item 3.02. The modifications to the Warrants have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

4.1	Form of Note

10.1	Warrant Amendment Agreement between Authentidate Holding Corp. and Lazarus Investment Partners, LLLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ William A. Marshall
	Name:	William A. Marshall
	Title:	Chief Financial Officer and Treasurer

Date: April 28, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

4.1	Form of Note

10.1	Warrant Amendment Agreement between Authentidate Holding Corp. and Lazarus Investment Partners, LLLP.

4